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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-A


               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934



                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED
             (Exact name of registrant as specified in its charter)


                 Delaware                                 36-4069408
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


         875 North Michigan Avenue
                Suite 3000                                  60611
            Chicago, Illinois                             (Zip Code)
 (Address of principal executive offices)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

       Securities to be registered pursuant to Section 12(b) of the Act:


    Title of each class                         Name of each exchange on which
    to be so registered                         each class is to be registered


            None                                        Not Applicable


       Securities to be registered pursuant to Section 12(g) of the Act:

                Class A Common Stock, par value $.001 per share
                Subscription Rights
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Item 1.    Description of Registrant's Securities to be Registered
           -------------------------------------------------------

        The Registrant is registering 3,565,000 shares of Class A common stock, par value $.001 per share (the "Common Stock"), and rights (the "Rights") to subscribe for 3,255,000 shares of Common Stock, pursuant to a registration statement on Form S-1 (File No. 333-17785) that was filed with the Securities and Exchange Commission on December 13, 1996, as amended on January 29, 1997 (the "Registration Statement"). Reference is made to the sections entitled "The Offering" and "Description of Capital Stock" in the preliminary prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to
Item 1 of this Form.

Item 2.    Exhibits
           --------

           a. Form of Restated Certificate of Incorporation of the Registrant. Reference is made to Exhibit 3.1 to the Registration Statement.

           b. Form of Amended and Restated By-laws of the Registrant. Reference is made to Exhibit 3.2 to the Registration Statement.

           c.  Specimen certificate representing the Common Stock.

           d.  Specimen certificate representing the Rights.
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                               DIAMOND TECHNOLOGY PARTNERS INCORPORATED


                               By:  /s/ Michael E. Mikolajczyk
                                  -------------------------------------
                                        Michael E. Mikolajczyk
                                        Senior Vice President, Chief
                                        Financial Officer and Treasurer


Date: February 10, 1997